U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2
Amendment No. 1
Registration Statement
Under the Securities Act of 1934

WILDOMAR, INC.
(Name of Small Business Issuer in Its Charter)

NEVADA	88-0472438

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11230 Otsego St. # 109, North Hollywood, Ca 91601	(619) 692-2166

(Address of principal Executive Offices)	(Issuer’s Telephone Number)

11230 Otsego St. # 109, North Hollywood, Ca 91601	(619) 692-2166

(Address of principal Executive Offices)	(Issuer’s Telephone Number)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [   ]

CALCULATION OF REGISTRATION FEE

Title of Each		Proposed	Proposed
Class of		Maximum	Maximum
Securities		Offering	Aggregate	Underwriting	Amount of
to be	Amount to be	Price	Offering	Discounts and	Registration
Registered	Registered	Per Unit (1)	Price (2)	Commissions	Fee

Common	4,880,000	$1.00	$4,880,000	-0-	$1,220.00

(1)	Sales price to the public was set by the selling shareholders.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

WILDOMAR, INC.
11230 Otsego St. # 109
North Hollywood, CA 91601
619-692-2166

4,880,000 SHARES OF COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Wildomar, Inc. will not receive any proceeds from the sale of shares by the selling shareholders.

Our common stock is presently not traded on any market or securities exchange.

The sales price to the public was set by the selling shareholders at $1.00 per share for a total of $4,880,000.

Investors in the Common Stock should have the ability to lose their entire investment since an investment in the Common Stock is speculative and subject to many risks, including the question as to whether we can continue as a going concern and our need to raise operating capital. See section entitled “Risk Factors” on Page 5.

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is: October 15, 2001

Summary
Offering
Risk Factors
Forward Looking Statements
Use Of Proceeds
Determination of Offering Price
Dividend Policy
Selling Shareholders
Plan of Distribution
Legal Proceedings
Directors, Executive Officers, Promoters and Control Persons
Security Ownership of Certain Beneficial Owners and Management
Description of Securities
Interest of Named Experts and Counsel
Legal Matters
Securities Act Indemnification Disclosure
Organization in the Last Five Years
Description of Business
Plan of Operation
Description on Property
Certain Relationships and Related Transactions
Market Price Of and Dividends on the Registrant’s Common Equity and Other Shareholder Matters
Executive Compensation
Financial Statements
Changes in and Disagreements With Accountants on Accounting Control and Financial Disclosure
AVAILABLE INFORMATION
SIGNATURES
EXHIBIT 23

Summary	4
Offering	4
Risk Factors	5
Forward Looking Statements	6
Use of Proceeds	7
Determination of Offering Price	7
Dividend Policy	7
Selling Shareholders	7
Plan of Distribution	9
Legal Proceedings	10
Directors, Officers, Promoters and Control Persons	10
Security Ownership of Certain Beneficial Owners and Management	12
Description of Securities	13
Interest of Named Experts and Counsel	13
Legal Matters	13
Securities Act Indemnification Disclosure	13
Organization in the Last Five Years	14
Description of Business	14
Plan of Operation	19
Description of Property	20
Certain Relationships and Related Transactions	20
Market Price Of and Dividends on the Registrants Common Equity and Other Shareholder Matters	21
Executive Compensation	21
Financial Statements	22
Changes in or Disagreements with Accountants on Accounting Control and Financial Disclosure	22
Available Information	23

Summary

Wildomar, Inc. was incorporated in Nevada on March 10, 1999 for the purpose of developing and marketing an Internet application service providing module-based web sites for small businesses and home-based business in the United States. A module-based web site is a web site design that utilizes standardized software blocks or groups of software code that can be easily manipulated and rearranged in order to change the presentation or add and delete features displayed at the web site. It allows us to quickly customize web sites through the reuse of our standard software code, thereby saving us time, and saving our intended customers costs. Our software is a development stage working prototype. Management estimates our software is approximately ninety-five percent complete in the programming required to begin outside customer site beta testing. We are a development stage company with essentially no revenues or operating history. The principal executive offices are located at 11230 Otsego Street # 109, North Hollywood, CA 91601. The telephone number is (619) 692-2166.

We received our initial funding of $6,100 through the sale of common stock to investors from the period of approximately August 1, 2000 until September 30, 2000. We offered and sold 4,880,000 (post split basis) common stock shares at $0.10 per share to non-affiliated private investors. On May 15, 2001 the selling shareholders received an 80 for 1 forward stock split. The forward stock split resulted in the selling shareholders paying $0.00125 per share.

From inception until the date of this filing we have had no material operating activities. Our audited financial statements for the six months ended June 30, 2001 report no revenues and a net loss of $208. Our audited financial statements for the year ended December 31, 2000 report no revenues and a net loss of $7,060.

Offering

Securities Being Offered	Up to 4,880,000 shares of common stock. The securities being offered are those of the existing shareholders only.

Price per share	$1.00 as determined by the selling shareholders.

Securities Issued And Outstanding	10,480,000 shares of common stock were issued and outstanding as of the date of this prospectus.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Plan of Distribution	We are unaware of the nature and timing of any future sales of our common stock by existing security shareholders.

Registration costs	We estimate our total offering registration costs to be $3,220.

Risk Factors

Investors in Wildomar, Inc. should carefully consider the following risk factors associated with our plans and product:

Wildomar is a development stage company with no operating history. This will make it difficult for our shareholders to evaluate our future plans and prospects.

Investors should carefully evaluate any investment in our company due to the inherent risks, expenses, delays, and difficulties that will likely be a part of our development. As we are implementing a business plan with no near-term revenues, we expect to incur net losses in the foreseeable future.

Our financial status creates a doubt whether we will continue as a going concern. Our independent auditor has issued an audit opinion for Wildomar which includes a statement describing our going concern status. If our business plan for the future is not successful, investors will likely lose all of their investment in our stock.

As noted in our accompanying financial statements, our current financial condition of nominal assets and no current operating business activities necessary for revenues and operating capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with no material operations, revenues, or profits.

Wildomar’s module-based web site software has no sales, proven market, or consumer demand. Without significant user demand for our product, the company could have continued negative cash flow and be unable to remain in business.

The lack of a proven market for our product means that the true market for this product may be minor or nonexistent. This could result in little or no product sales.

Wildomar’s business is dependent upon our March 27, 2000 ten year renewable exclusive licensing agreement with our director for use of his module-based web site software. If we were to lose this license, we would be unable to implement our business plan or continue in business.

The success of our business plan is dependent upon maintaining our core software license agreement with our director. Without this license agreement, we would have to abandon our business plan, and investors would face the loss of their entire investment in our stock. Violation of primary terms of our license agreement, such as disassembling or de-compiling source code, or releasing source code or other trade secrets associated with the software, would be cause for the loss of our license agreement.

Our business strategy requires us to raise cash of $1,500,000. Without this funding, we could remain as a development stage company with no material operations, revenues, or profits.

We require new funding of $1,500,000 in order to implement our business plan. We have not determined a source of this funding. We currently have no funding commitments from any individuals or entities. If we use equity capital as a source of funding, potential new shareholders may be unwilling to accept either the likely dilution of their per share value or the high level of risk involved with our unproven new product. Without this funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our shareholders may lose part or all of their investment.

Our competitors have been in business longer then we have and have substantially greater resources than we do. Should we be unable to achieve enough customer market share in our industry, we may experience lower levels of revenue than our business plan anticipates.

In our development stage, we will have size and market share disadvantages as we attempt to implement our marketing plan. We plan to use our management’s experience in sales and marketing. However, we may be unsuccessful in achieving our sales goals and market share and, therefore, be unable to ever become a competitive force in our industry.

Our current officers and directors are involved in other business activities. The directors and officers currently devote an immaterial amount of time, less than two hours per month, to manage the business affairs of our company. Wildomar will depend on the use of their services in order to implement our business plan, and this could conflict with their other business activities. This could directly interfere with our business plan goals and cause us to remain a start-up company with no material operations, revenues, or profits.

We have not formally adopted any plan to resolve potential or actual conflicts of interest that exist or that may arise. Investors should be aware that our business plan implementation depends upon the performance of our existing officers and directors. Even with adequate funding for Wildomar, our officers and directors may choose not to work for us.

There is no current public market for Wildomar’s securities. We have no current public offering and no proposed public offering of our equity. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

We plan to file for trading on the OTC Electronic Bulletin Board. We do not know when we will be able to file for trading, and there is no guarantee of trading volume or trading price levels sufficient for investors to sell their stock, recover their investment in our stock, or profit from the sale of their stock.

Forward Looking Statements

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The shareholders set the offering price of the common stock at $1.00 per share. The shareholders arbitrarily set the offering price based upon their collective judgement as to a price per share they were willing to accept.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of the business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 4,880,000 shares of common stock offered through this prospectus. The shares include the following:

1.	61,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration pursuant to Section 4(2) as amended of the Securities Act of 1933 and completed on September 30, 2000; and

2.	4,819,000 shares of our common stock that the selling shareholders received pursuant to an 80 for 1 forward stock split executed May 15, 2001.

The following table provides as of October 15, 2001, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	The number of shares owned by each prior to this offering;

2.	The total number of shares that are to be offered for each;

3.	The total number of shares that will be owned by each upon completion of the offering;

4.	The percentage owned by each; and

5.	The identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported. In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this prospectus and do not purchase additional shares of common stock. The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 10,480,000 shares outstanding on October 15, 2001.

	Shares	Total of	Total	Percent
	Owned Prior	Shares	Shares	Owned
Name of	To This	Offered	After	After
Selling Shareholder	Offering	For Sale	Offering	Offering

Anton Anderson	80,000	80,000	0	0
Alice Arterberry	80,000	80,000	0	0
John Batliner	320,000	320,000	0	0
Luciann Borja	80,000	80,000	0	0
David Bounds	80,000	80,000	0	0
Serena Boyd	80,000	80,000	0	0
Daniel Costello	80,000	80,000	0	0
Dennis Crooks	80,000	80,000	0	0
Theodore Daniels	80,000	80,000	0	0
Richard Davis	80,000	80,000	0	0
Paul Delmore	80,000	80,000	0	0
Doris Dukes	80,000	80,000	0	0
Dominique Feeley	80,000	80,000	0	0
Tim Griffin	80,000	80,000	0	0
Adolph Guerrero	80,000	80,000	0	0
Daniel Heavlin	80,000	80,000	0	0
Mary Heavlin	160,000	160,000	0	0
Barbara Hebert	80,000	80,000	0	0
Tracy Heida	80,000	80,000	0	0
William Howe	80,000	80,000	0	0
Janice Johnston	80,000	80,000	0	0
John Kitchar	80,000	80,000	0	0
Cheryl Kozlowski	80,000	80,000	0	0
Darlene Kreischer	80,000	80,000	0	0
Ray Kruger	80,000	80,000	0	0
Kyle Lajoie	80,000	80,000	0	0
Jaime Lara	80,000	80,000	0	0
Jill Lewis	160,000	160,000	0	0
Mark Magstadt	80,000	80,000	0	0
Sean Manning	80,000	80,000	0	0
Debra McCall	80,000	80,000	0	0
Ivette Meade	80,000	80,000	0	0
John Neel	80,000	80,000	0	0
Sean Nevett	320,000	320,000	0	0
Leslie O’Keefe	160,000	160,000	0	0

	Shares	Total of	Total	Percent
	Owned Prior	Shares	Shares	Owned
Name of	To This	Offered	After	After
Selling Shareholder	Offering	For Sale	Offering	Offering

Kurt Pierson	80,000	80,000	0	0
Anne Ransom	80,000	80,000	0	0
Gerrie Rikert	80,000	80,000	0	0
Rosemary Shaber	80,000	80,000	0	0
Maureen Sipple	80,000	80,000	0	0
Garry Smith	80,000	80,000	0	0
Miller Spittle	80,000	80,000	0	0
L.E. Stapleton	240,000	240,000	0	0
Margaret Sturtevant	80,000	80,000	0	0
Toshiaki Tachikawa	80,000	80,000	0	0
Sharon Thompson	80,000	80,000	0	0
Kenneth Twedt	80,000	80,000	0	0
Sherrie Ward	80,000	80,000	0	0
Connie White-Costellanos	80,000	80,000	0	0
Linda Woodring	80,000	80,000	0	0

To our knowledge, none of the selling shareholders:

1.	Has had a material relationship with Wildomar other than as a shareholder as noted above at any time within the past three years; or

2.	Has ever been an officer or director of Wildomar.

Plan of Distribution

The selling shareholders have not informed us of how they plan to sell their shares. However, they may sell some or all of their common stock in one or more transactions, including block transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;

2.	in privately negotiated transactions;

3.	through the writing of options on the common stock; or

4.	in any combination of these methods of distribution.

The sales price to the public has been determined by the shareholders at $1.00. The shares may also be sold in compliance with the Securities and Exchange Commission’s Rule 144. The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker’s or dealer’s commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders also may have distributed, or may distribute, shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law.

Legal Proceedings

Wildomar is not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

Directors, Executive Officers, Promoters and Control Persons

The directors and officers of the Wildomar, all of those whose one year terms will expire 3/31/02, or at such a time as their successors shall be elected and qualified are as follows:

Name & Address	Age	Position	Date First Elected	Term Expires

Matthew Ramos 11230 Otsego St. #109 N. Hollywood, Ca 91601	31	President, Secretary, Director	3/31/99	3/31/02

Ryan Ramos 11230 Otsego St. #109 N. Hollywood, Ca 91601	28	Treasurer, Director	3/31/99	3/31/02

Each of the foregoing persons may be deemed a “promoter” of Wildomar, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

The two officers and directors, Matthew and Ryan Ramos, are brothers.

The directors and officers currently devote an immaterial amount of time, less than two hours per month, to manage the business affairs of our company. As of the date of this filing, the amount of time the directors and officers intend to devote to our company is unknown.

No executive officer or director of the corporation has been the subject of any order, judgement, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

Resumes

Matthew Ramos, President, Secretary & Director

9/00 — Current	Director of Marketing & Business Development, OnPoint Marketing, Inc. Provide sales and marketing services for company clients. Responsible for staff management, sales and marketing contract negotiations with ten clients, development of marketing strategies for clients, market research, and national strategic partnership arrangements to provide direct and viral marketing throughout the U.S.

5/00 — 8/00	Director of Marketing, Upstage, Inc. Developed marketing strategies for Internet broadband entertainment portals. Managed twenty person staff. Developed and managed nationwide network of college sales representatives for direct marketing of youth oriented music.

7/97 — 9/99	Director of Marketing, PC Music, Inc. Negotiated contracts with music artists for nationally distributed recordings. Managed public relations and press releases of artists for distribution to press, radio stations, distributors, and talent buyers. Managed all marketing of music tours throughout for company artists.

4/92 — 5/97	Artist Manager, Face Management. Managed music artists and bands in Southern California. Responsible for compact disc production, finance, promotion, tours, and distribution for artists. Responsible for over six hundred booking dates, contract negotiations, and all logistic arrangements for artists.

Graduate of California State University, San Francisco, Bachelor of Arts 1995 - Cum Laude

Ryan Ramos, Treasurer & Director

9/00 — Current	Junior year of undergraduate studies at University of California, Los Angeles. Major studies in visual arts in the theater, television, and film department.

1/96 — Current	Independent software designer for a variety of clients. Specializing in software design for Internet web pages. Responsible for code, de-bugging, artwork, modular connectivity, user instruction manuals, and software support.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information on the ownership of Wildomar’s voting securities by officers, directors and major shareholders as well as those who own beneficially more than five percent of Wildomar’s common stock through the most current date — October 15, 2001:

Title Of	Name &	Amount &	Percent
Class	Address	Nature of owner	Owned

Common	Matthew Ramos 11230 Otsego St. #109 N. Hollywood, Ca 91601	2,800,000 (a)	26.5%

Common	Ryan Ramos 11230 Otsego St. #109 N. Hollywood, Ca 91601	2,800,000 (b)	26.5%

Total Shares Owned by Officers & Directors As a Group		5,600,000	53%

(a)  Mr. Matthew Ramos received 2,800,000 (post split basis) shares of the company’s common stock on March 27, 2000 for administrative services and services related to the company’s business plan. On May 15, 2001 he received an 80 for 1 stock split.

(b)  Mr. Ryan Ramos received 2,800,000 (post split shares) shares of the company’s common stock on March 27, 2000 for a license agreement related to the company’s business plan. On May 15, 2001 he received an 80 for 1 stock split.

Description of Securities

Wildomar’s Certificate of Incorporation authorizes the issuance of 50,000,000 shares of common stock, .001 par value per share. There is no preferred stock authorized. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution, or winding up of Wildomar, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Legal Matters

Jennifer Pulver, our independent counsel, has provided an opinion on the validity of our common stock.

Securities Act Indemnification Disclosure

Wildomar’s By-Laws allow for the indemnification of company officers and directors in regard to their carrying out the duties of their offices. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or other controlling persons in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Organization in the Last Five Years

Wildomar, Inc. was incorporated in Nevada on March 10, 1999. In March of 2000 the board of directors voted to seek capital and began development of our business plan. During August and September 2000 we received our initial funding through the sale of common stock to non-affiliated private investors. Wildomar does not have any, nor has it had any, associations with any promoters.

Description of Business

Form and Year of Organization

Wildomar, Inc. was incorporated in Nevada on March 10, 1999. From inception until the date of this filing we have had no material operating activities. We are a development stage company with essentially no revenues or operating history.

Bankruptcy or Similar Proceedings

There have been no bankruptcy, receivership or similar proceedings.

Reorganizations, Purchase or Sale of Assets

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Principal Products or Services and their Markets

While we are currently a development stage company, we intend to become a leading Internet application service provider of module-based web sites for small businesses and home-based business in the United States. Our software is a development stage working prototype capable of performing the functions listed below. Management estimates our software is approximately ninety-five percent complete in the programming required to begin outside customer site beta testing.

Our key feature is the development of a web site design that utilizes standardized software blocks or groups of software code that can be easily manipulated and rearranged in order to change the presentation or add and delete features displayed at the web site. It allows us to quickly customize web sites through the reuse of our own standard software code, thereby saving us time, and saving our intended customers costs.

We plan to reuse eighty percent of our software code for different web pages and allow our customers to create their own web sites with a custom built appearance. Our customers will be able to choose and modify the appearance and graphics of all of their web pages on an ongoing basis depending upon their needs and budgets.

We intend to provide our customers with host site arrangements for their web sites. By “host site” we mean our customers will be paying us monthly rent for the use of our Internet equipment and communications lines that allow others to access their web sites. We intend to act as an invisible support site so that Internet users will be able to directly contact our customers’ web pages through our system. This will allow our small business customers to have web sites that are equal in appearance and features to large business web sites. Large businesses have their own custom web sites, which are much more costly and are maintained by their own in-house computer systems and programmers. By relying on our pre-developed software code we will be able to reuse in each module, we plan to offer dynamic web sites that accept direct input from users and feature interactive colorful web site pages. We plan to be able to build module-based web sites in a few days, compared to our competitors’ typical weeks or months to achieve similar custom appearance web sites. In order to achieve this software efficiency, we have developed a core group of popular key web site functions, including home pages, news and article submission areas, directories, discussion forums, picture galleries, custom classified advertisements, e-commerce, email, member discussion areas, and direct Internet links to many of the top Internet web sites. Our plan it to create module based web sites that will include the following key features for our customers’ sites and their users’ interaction:

Using our hosting services, our customers will pay approximately one-third of the estimated development costs for their web sites than what our competitors’ currently charge.

Pages will emphasize functionality for ease of use, combined with attractive designs and presentations to avoid excesses such as a stripped-down or stark look, while avoiding the other extreme of bombarding the user with too much visual clutter.

All page and area presentations will be dynamic (active) and able to support customer databases that allow users a wide range of interactive on-line features while at the same time featuring an attractive screen look that invites the user to stay connected to the customers’ sites.

Customers will be able to use our “wizard suite administrator” which will provide a pop-up guide that coaches authorized users in modifying, adding, or deleting pages of their own web sites.

Customer-friendly instructions, controls, and service support will assist our customers in managing their web sites to attract users with a minimum amount of time and effort.

Customers will be able to add on-demand page features and functions such as picture galleries, discussion forums, classified advertising, etc. without hiring a web site developer.

Interactive modules are available for customers to provide their users with varying levels of web site user participation via article submissions, article comments, discussion groups, classified advertising, picture galleries, directories, and online shopping.

For those customers selling products, we intend to offer state-of-the-art pages that simulate shopping at a store or a mall for the Internet user. This “shopping cart” look will allow users to shop at our customers “stores” and allow our customers to maintain and update product inventory, change prices, modify descriptions, and conduct secure transactions directly with their banks.

We intend to handle all technical issues for our customers such as bandwidth, data storage and backups, and web site software upgrades at no additional cost.

Our business plan provides for hosting only on the most powerful servers and highspeed telephone lines in order to eliminate hardware and software capacity concerns.

We plan for all access to our servers and our customers’ data to be protected with state-of-the-art available firewall, anti-virus, and security systems.

Distribution Methods of Products or Services

Wildomar plans to utilize its management’s background in sales and marketing to offer our Internet web site software and hosting services through our own planned web hosting site. Our marketing strategy will be to advertise our web site software and hosting services at multiple web sites on the Internet that specialize in Internet software and software applications, such as softwaremarketingresource.com, adres.internet.com, and tucows.com.

Status of Any Publicly Announced New Products or Services

Wildomar has no new product or service planned or announced to the public.

Competition and Competitive Position

The size and financial strength of our primary competitors, traditional automated or custom web page development companies, are substantially greater than those of our company. Major competitors, such as GeoCities offer web page development with limited functionality and sophistication, others such as ZWNET, AlexGoldberg, and All Tech Web Design, Inc. offer similar functionality to our planned service, but at a significantly higher cost. Any consideration of competitors’ products and related product reviews should include the facts that Wildomar’s competitors have longer operating histories, larger customer bases, and greater brand recognition than Wildomar. We are not aware of any significant barriers to Wildomar’s entry into the Internet web site application service provider market, however, Wildomar at this time has no market share of this market.

Suppliers and Sources of Raw Materials

We will utilize our management’s background to offer our planned service on the Internet without the use of major suppliers of raw materials. We have no current supplier arrangements or contracts with any sources of raw materials.

Dependence on One or a Few Major Customers

Wildomar will not depend on any one or a few major customers. Management has experience in the design and setup of Internet web sites in the United States.

Patents, Trademarks, Franchises, Concessions, Royalty Agreements, or Labor Contracts

Wildomar applied for copyright protection for its Internet web site applications server software on August 14, 2001. We intend to own our Internet domain name and setup our own web site when we receive sufficient funding. We have no current plans for any additional registrations such as patents, trademarks, additional copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any additional copyright, trademark or patent applications on an ongoing basis.

On March 25, 2000, the company signed an exclusive license agreement with one of its directors for use of his Internet web site applications server software in exchange for 2,800,000 (post split basis) restricted shares of the company’s common stock. We issued 2,800,000 (post split basis) shares of our common stock in exchange for a ten year exclusive right to development, manufacturing, marketing, sale, sublicensing, and any and all usages of the modular based web site software in the United States and throughout the world. There are no other payment terms under the license. All development and modifications to this software that we perform belongs to the licensor (Ryan Ramos). The term of the license agreement is for ten years. After ten years the license is subject to automatic renewal each year thereafter, subject to written notification, sixty days in advance of the renewal, by both parties of the license agreement, and commencing on the effective date of the license agreement, unless sooner terminated. This agreement may be terminated by either party after the occurrence of any of the following events within ninety days of receipt of notice, unless a mutual remedy is reached: a material breach or default of any obligation specified in the agreement, and the failure to correct the material breach or default, the direct or indirect acquisition of control or substantially all of the assets of our company, bankruptcy, insolvency, or reorganization of our company, or a liquidation caused by insolvency of our company. If we cause the material breach or default, we must cease all use of the software and we will remain subject to any payment obligations to the licensor. The license includes a limited warranty from the licensor that warranty service for correction of errors we report will begin within twenty four hours of notification of business-impacting errors and seventy two hours of notification of non business-impacting errors. The licensor does not warranty that all errors in the software will be corrected. The licensor is not responsible for our loss of profit or other expenses or damages resulting from the use of the licensed software. While we have a license for use of this software for the United States and throughout the world, we must receive written consent from the licensor before we may sell and export this software outside of the United States. Our license includes a confidentially provision between us and the licensor.

Need for Government Approval for its Products or Services

Wildomar is not required to apply for or have any government approval for its products or services.

Effect of Governmental Regulations on the Company’s Business

Wildomar will be subject to federal laws and regulations that relate directly or indirectly to its operations. We will be subject to common business and tax rules and regulations pertaining to the operation of our business in the State of California.

Research and Development Costs During the Last Two Years

Wildomar has not expended funds for research and development costs since inception.

Costs and Effects of Compliance with Environmental Laws

Environmental regulations have had no materially adverse effect on Wildomar’s operations to date, but no assurance can be given that environmental regulations will not, in the future, result in a curtailment of service or otherwise have a materially adverse effect on our business, financial condition or results of operation. Public interest in the protection of the environment has increased dramatically in recent years. The trend of more expansive and stricter environmental legislation and regulations could continue. To the extent that laws are enacted or other governmental action is taken that imposes environmental protection requirements that result in increased costs, the business and prospects of Wildomar could be adversely affected.

Number of Employees

Wildomar’s only current employees are its two officers who will devote as much time as the board of directors determines is necessary to manage the affairs of the company. The officers intend to work on a full time basis when Wildomar raises capital per its business plan. Our business plan calls for hiring five new full-time employees during the next twelve months.

Reports To Securities Holders

We provide an annual report that includes our financial information to our shareholders. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. We will become subject to disclosure filing requirements once our SB-2 registration statement becomes effective, including filing Form 10-KSB annually and Form 10-QSB quarterly. In addition, we will file Form 8K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission, (“SEC”), at the SEC’s Public Reference Room at 450 Fifth Street NW, Washington D. C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Plan of Operation

Wildomar’s current cash balance is $5,832. Until approximately February of 2002, we believe our small cash balance is sufficient to fund minimum levels of operations. In order to achieve our business plan goals, we will need to raise capital through the sale of equity securities. We are a development stage company and have generated no revenue to date. We have sold $6,100 in equity securities to pay for our prior minimum level of operations.

We have received a going concern opinion on our financial statements that raises substantial doubt as to our ability to continue as a going concern. As noted in our accompanying financial statements, our current financial condition of nominal assets and no current operating business activities necessary for revenues and operating capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with no material operations, revenues, or profits. Although management has designed Internet web pages in the past and believes their plan for Wildomar will generate revenue and profit, there is no guarantee their past experiences will provide Wildomar with similar future successes.

As of the date of this filing, we have taken the following steps: developed our business plan, signed a licensing agreement for our software product, applied for a copyright for our software. We are now in the process of registering the securities sold in August and September 2000 with the Securities and Exchange Commission. We believe we will be able to complete this registration process by November 2001. We then intend to obtain a listing for public trading of our stock on the Over the Counter Electronic Bulletin Board. We believe we will be able to complete that process by January 2002. Our business plan includes a need for cash of $1,500,000 by June 2002. We plan to raise this capital through the sale of equity securities during the months of January 2002 through June 2002, however, at this time we do not have any agreements with or commitments from any financial source to provide this capital. During 2002, after raising funding, we intend to hire the following employees in June with a six month budget: two software programmers at a cost of $75,000, one marketing manager at a salary of $60,000, and two office employees at a cost of $40,000. In July, we plan to purchase computers, furniture, and equipment at a cost of $100,000, and debut our web site in July and expand it through October at a cost of $100,000. We plan to budget $100,000 for rent and other operating expenses from June through December. From July through December 2002, we intend to complete the final development and testing of our software at a cost of $100,000. We plan to begin advertising in November and spend $200,000 through December.

All of our future business plan steps represent management’s goals, not certainties. We intend to rely upon our management’s business skills, contacts in the software field, and knowledge of web site software in order to achieve our business plan goals.

We will only be able to continue to advance our business plan if we receive funding. After raising funds, we intend to hire employees, rent commercial space in Los Angeles, purchase equipment, and begin marketing our web page service. We intend to use funding we receive to provide cash for our business plan during the next twelve months as cash flow from sales is not estimated to begin until year two of our business plan. We will face considerable risk in each of our business plan steps, such as difficulty of hiring competent personnel within our budget, longer than anticipated lead time necessary for us to complete final testing of our software, and a shortfall of funding due to our inability to raise capital. If no funding is received during the next twelve months, we will be forced to rely on existing cash in the bank and funds loaned by the directors and officers. Our officers and directors have no formal commitments, arrangements or legal obligation to advance or loan funds to Wildomar. In such a restricted cash flow scenario, we would be unable to complete our business plan steps, and would, instead, delay all cash intensive activities. Without necessary cash flow, Wildomar may be dormant during the next twelve months, or until such time as necessary funds could be raised in the equity securities market.

There are no current plans for additional product research and development during the next twelve months.

We plan to purchase approximately $100,000 in furniture and computers during the next twelve months from proceeds of our equity security sales. Our business plan provides for an increase of five employees during the next twelve months.

Description on Property

Wildomar’s principal executive office address is 11230 Otsego St. # 109, North Hollywood, CA 91601. The principal executive office and telephone number are provided by an officer of the corporation. The office is approximately two hundred square feet of office space used by the officer for other business interests, in good condition, and is estimated to be sufficient for our business needs until such time as we receive funding and begin hiring employees. The costs associated with the use of the telephone and mailing address were deemed by management to be immaterial as the telephone and mailing address were almost exclusively used by the officer for other business purposes. We consider our current principal office space arrangement adequate until such time as we achieve our business plan goal of raising capital of $1,500,000 and then begin hiring new employees per our business plan.

Certain Relationships and Related Transactions

The principal executive office and telephone number are provided by Mr. Matthew Ramos, an officer of the corporation. The costs associated with the use of the telephone and mailing address were deemed to be immaterial as the telephone and mailing address were almost exclusively used by him for other business purposes.

The board agreed to pay Mr. Ryan Ramos 2,800,000 (post split basis) shares of the company’s common stock for an exclusive license agreement on March 27, 2000. The stock was valued at the price unaffiliated investors paid for stock sold by the company, $0.10 per share. On May 15, 2001 he received an 80 for 1 stock split. The issuance of the shares of common stock to Mr. Ramos represents the total consideration to be furnished for the exclusive use of his software and no further or continuous consideration will be paid. For more detailed disclosure of the license agreement please refer to the “Patents, Trademarks, Franchises, Concessions, Royalty Agreements, or Labor Contracts” section on page 18.

Market Price Of and Dividends on the Registrant’s Common Equity and Other Shareholder Matters

Wildomar plans to file for trading on the OTC Electronic Bulletin Board. The OTC Electronic Bulletin Board is a network of security dealers who buy and sell stock. The dealers are connected by a computer network which provides information on current “bids” and “asks” as well as volume information.

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of October 15, 2001, Wildomar had 52 shareholders of record. We have paid no cash dividends and have no outstanding options.

As of the date of this filing, there have been no discussions or understandings between Wildomar or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

Pursuant to this registration statement the company is seeking to register 4,880,000 shares held by 50 non-affiliated shareholders. The two officers and directors hold a total of 5,600,000 shares which are not being registered pursuant to this filing.

Executive Compensation

Wildomar’s current officers receive no compensation. The current Board of Directors is comprised of only Mr. Matthew Ramos and Mr. Ryan Ramos.

Summary Compensation Table

				Other	Restricted
Name &				annual	stock	Options	LTIP	All other
principle		Salary	Bonus	compen-	awards	SARs	Payouts	compen-
position	Year	($)	($)	sation ($)	($)	($)	($)	sation ($)

M. Ramos	1999	-0-	-0-	-0-	-0-	-0-	-0-	-0-
President	2000	-0-	-0-	-0-	3,500	-0-	-0-	-0-
R. Ramos	1999	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Treasurer	2000	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its executive officers.

The board agreed to pay Mr. Matthew Ramos for administrative services and services related to the company’s business plan 2,800,000 (post split basis) shares of the company’s common stock on

March 27, 2000. The stock was valued at the price unaffiliated investors paid for stock sold by the company, $0.10 per share. On May 15, 2001 he received an 80 for 1 stock split.

The terms of these stock issuances were as fair to the company, in the board’s opinion, as could have been made with an unaffiliated third party.

The officers currently devote an immaterial amount of time to manage the affairs of the company. The directors and principal officers have agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide proper salaries to all officers and compensation for directors’ participation. The officers and the board of directors have the responsibility to determine the timing of remuneration for key personnel based upon such factors as positive cash flow to include stock sales, product sales, estimated cash expenditures, accounts receivable, accounts payable, notes payable, and a cash balance of not less than $25,000 at each month end. When positive cash flow reaches $25,000 at each month end and appears sustainable the board of directors will readdress compensation for key personnel and enact a plan at that time which will benefit the company as a whole. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or the exact amount of compensation.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of Wildomar in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Financial Statements

The audited financial statements of Wildomar for the years ended December 31, 2000 and 1999, and the period ended June 30, 2001, and related notes which are included in this offering have been examined by G. Brad Beckstead, CPA, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

Changes in and Disagreements With Accountants on Accounting Control and Financial Disclosure

None.

Wildomar, Inc.
(A Development Stage Company)

Balance Sheets
as of
June 30, 2001,
December 31, 2000 and 1999

and

Statements of Income,
Stockholders’ Equity, and
Cash Flows
for the six months ended
June 30, 2001,
the years ended
December 31, 2000 and 1999,
and the period
March 10, 1999 (inception) to
June 30, 2001

PAGE

Independent Auditor’s Report	F1

Balance Sheet	F2

Income Statement	F3

Statement of Stockholders’ Equity	F4

Statement of Cash Flows	F5

Footnotes	F6 – F8

G. BRAD BECKSTEAD
Certified Public Accountant

330 E. Warm Springs
Las Vegas, NV 89119
702.257.1984
702.362.0540 (fax)

INDEPENDENT AUDITOR’S REPORT

August 31, 2001

Board of Directors
Wildomar, Inc.
Reno, NV

I have audited the Balance Sheets of Wildomar, Inc. (the “Company”) (a development stage company), as of June 30, 2001 and December 31, 2000 and the related Statements of Operations, Stockholders’ Equity, and Cash Flows for the six months ended June 30, 2001, the years ended December 31, 2000 and 1999, and for the period from March 10, 1999 (date of inception) through June 30, 2001. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wildomar, Inc. (a development stage company) as of June 30, 2001 and December 31, 2000 and the results of its operations and its cash flows for the six months ended June 30, 2001, the years ended December 31, 2000 and 1999, and for the period March 10, 1999 (date of inception) through June 30, 2001, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

G. Brad Beckstead, CPA

F-1

G. BRAD BECKSTEAD
Certified Public Accountant

330 E. Warm Springs
Las Vegas, NV 89119
702.257.1984
702.362.0540 (fax)

INDEPENDENT AUDITOR’S REPORT

August 31, 2001

Board of Directors
Wildomar, Inc.
Reno, NV

I have audited the Balance Sheet of Wildomar, Inc. (the “Company”) (a development stage company), as September 30, 1999 and the related Statements of Operations, Stockholders’ Equity, and Cash Flows for the then ended. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wildomar, Inc. (a development stage company) as of September 30, 1999 and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

G. Brad Beckstead, CPA

Wildomar, Inc.
(A Development Stage Company)
Balance Sheet

	June 30,	December 31,
	2001	2000

Assets

Current assets:

Cash and equivalents	$5,832	$6,140

Total current assets	5,832	6,140

	$5,832	$6,140

Liabilities and Stockholders’ Equity

Current liabilities:	$—	$100

Total current liabilities	—	100

Stockholders’ equity:

Common stock, $0.001 par value, 50,000,000 shares authorized, 10,480,000 shares issued and outstanding	10,480	131

Additional paid-in capital	2,620	12,969

(Deficit) accumulated during development stage	(7,268)	(7,060)

	5,832	6,040

	$5,832	$6,140

The accompanying notes are an integral part of these financial statements.

Wildomar, Inc.
(A Development Stage Company)
Statement of Operations

	6 month	Year ending		March 10, 1999
	period ending	December 31,		(inception) to
	June 30,			June 30,
	2001	2000	1999	2001

Revenue	$—	$—	$—	$—

Expenses:

General administrative expenses	208	60	—	268

Related party — management fees	—	7,000	—	7,000

Total expenses	208	7,060	—	7,268

Net (loss)	$(208)	$(7,060)	$—	$(7,268)

Weighted average number of common shares outstanding	10,480,000	5,805,055	—	7,346,245

Net (loss) per share	$(0)	$(0)	$—	$(0)

The accompanying notes are an integral part of these financial statements.

Wildomar, Inc.
(A Development Stage Company)
Statement of Changes in Stockholders’ Equity
For the period March 10, 1999 (Date of Inception) to June 30, 2001

				(Deficit)
				Accumulated
	Common Stock		Additional	During	Total
			Paid-in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity

Balance, December 31, 1999	—	$—	$—	$—	$—

Shares issued to founders for management services	5,600,000	70	6,930	—	7,000

Shares issued for cash	4,880,000	61	6,039		6,100

Net (loss) for the year ended December 31, 2000				(7,060)	(7,060)

Balance, December 31, 2000	10,480,000	131	12,969	(7,060)	6,040

Reclassification of paid-in capital		10,349	(10,349)		—

Net (loss) for the period ended June 30, 2001				(208)	(208)

Balance, June 30, 2001	10,480,000	$10,480	$2,620	$(7,268)	$5,832

The accompanying notes are an integral part of these financial statements.

Wildomar, Inc.
(A Development Stage Company)
Statement of Cash Flows

	6 months	Year ending		March 10, 1999
	ending	December 31,		(inception) to
	June 30,			June 30,
	2001	2000	1999	2001

Cash flows from operating activities
Net (loss)	$(208)	$(7,060)	$—	$(7,268)

Shares issued for services	—	7,000	—	7,000

Adjustments to reconcile net (loss) to cash (used) by operations
Increase (decrease) in current liabilities	(100)	100	—	—

Net cash (used) by operating activities	(308)	40	—	(268)

Cash flows from investing activities	—	—	—	—

Cash flows from financing activities
Issuance of common stock	—	6,100	—	6,100

Net cash provided by financing activities	—	6,100	—	6,100

Net increase (decrease) in cash	(308)	6,140	—	5,832

Cash — beginning	6,140	—	—	—

Cash — ending	$5,832	$6,140	$—	$5,832

Supplemental disclosures:

Interest paid	$—	$—	$—	$—

Income taxes paid	$—	$—	$—	$—

Non-cash investing and financing activities:

Number of shares issued for services	—	5,530,000	—	5,530,000

The accompanying notes are an integral part of these financial statements.

Note 1 — Significant accounting policies and procedures

Organization

The Company was organized March 10, 1999 (Date of Inception) under the laws of the State of Nevada, as Wildomar, Inc. The Company is authorized to issue 50,000,000 shares of $0.001 par value common stock. The Company has limited operations, and in accordance with SFAS #7, the Company is considered a development stage company.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Revenue recognition

The Company recognizes revenue on an accrual basis as it invoices for services.

Reporting on the costs of start-up activities

Statement of Position 98-5 (SOP 98-5), “Reporting on the Costs of Start-Up Activities,” which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of start-up activities and organizational costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the Company’s financial statements.

Loss per share

Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) “Earnings Per Share”. Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. The Company had no dilutive common stock equivalents, such as stock options or warrants as of June 30, 2001.

Advertising Costs

The Company expenses all costs of advertising as incurred. There were no advertising costs included in selling, general and administrative expenses for the period ended June 30, 2001.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2001. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Impairment of long lived assets

Long lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. No such impairments have been identified by management at June 30, 2001.

Segment reporting

The Company follows Statement of Financial Accounting Standards No. 130, “Disclosures About Segments of an Enterprise and Related Information”. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Wildomar, Inc.
Notes

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid or declared since inception.

Income taxes

The Company follows Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes” (“SFAS No. 109”) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Recent pronouncements

The FASB recently issued Statement No. 137, “Accounting for Derivative Instruments and Hedging Activities-Deferral of Effective Date of FASB Statement No. 133”. The Statement defers for one year the effective date of FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities”. The rule now will apply to all fiscal quarters of all fiscal years beginning after June 15, 2000. In June 1998, the FASB issued SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” The Statement will require the company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income, if the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative’s change in fair value will be immediately recognized in earnings. The company does not expect SFAS No. 133 to have a material impact on earning s and financial position.

In December 1999, the Securities and Exchange Commission released Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB No. 101), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB No. 101 did not impact the company’s revenue recognition policies.

Note 2 — Income taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS No. 109”), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

U.S federal statutory rate	(34.0%)

Valuation reserve	34.0%

Total	—%

Wildomar, Inc.
Notes

As of June 30, 2001, the Company has a net operating loss carryforward of approximately $7,300 for tax purposes, which will be available to offset future taxable income. If not used, this carryforward will expire in 2019 and 2020. The deferred tax asset relating to the operating loss carryforward of approximately $2,500 has been fully reserved at June 30, 2001.

Note 3 — Stockholder’s equity

The Company is authorized to issue 50,000,000 shares of its $0.001 par value common stock.

All references to shares issued and outstanding reflect the 80-for-1 forward stock split effected May 15, 2001.

On March 27, 2000, the Company issued 5,530,000 shares of its $.001 par value common stock to its officers as founders stock issued for services valued at $7,000.

On September 9, 2000, the Company issued 4,880,000 shares of its $.001 par value common stock for cash in the amount of $6,100.

There have been no other issuances of common stock.

Note 4 — Going concern

The Company’s financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not commenced its planned principal operations. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern.

Note 5 — Related party transactions

Office space and services are provided without charge by a director and shareholder. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 6 — Warrants and options

There are no warrants or options outstanding to acquire any additional shares of common stock.

PART II
AVAILABLE INFORMATION

Indemnification of Directors and Officers

Wildomar’s By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

“1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgement in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

a.	By the stockholders;

b.	By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

c.	If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

d.	If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

a.	Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

b.	Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

c.	Wildomar’s Articles of Incorporation provides that “the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time.”

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Wildomar, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

Other Expenses of Issuance and Distribution

The estimated costs of the offering are denoted below. Please note all amounts are estimates other than the Commission’s registration fee.

Securities and Exchange Commission registration fee	$1,220
Accounting fees and expenses	$1,500
Legal fees	$500
Total	$3,220

Wildomar will pay all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders.

Recent Sales of Unregistered Securities

On March 27, 2000, the shareholders authorized the issuance of 2,800,000 (post split basis) shares of common stock to Mr. Ryan Ramos for a license agreement related to the company’s business plan and 2,800,000 (post split basis) shares of common stock to Mr. Matthew Ramos for services related to the company’s business plan for a total of 5,600,000 Rule 144 shares. The company relied upon Section 4(2) of Securities Act of 1933, as amended (the “Act”). The company issued the shares in satisfaction of management services rendered to officers and directors, which does not constitute a public offering.

From the period of approximately August 1, 2000 until September 30, 2000, the company offered and sold 61,000 shares at $0.10 per share to non-affiliated private investors. The company relied upon Section 4(2) of the Securities Act of 1933, as amended (the “Act”). Each prospective investor was given a private placement memorandum designed to disclose all material aspects of an investment in the company, including the business, management, offering details, risk factors, financial statements and use of funds. Our officers and directors determined the sophistication of our investors, as the investors were either business associates of or personally known to our officers and directors. Each investor completed a subscription confirmation letter and private placement subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent and that each investor was either “accredited”, or were “non-accredited” purchasers, having prior investment experience or education, and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed investment decision. Of our fifty investors, thirty-nine were “accredited” and eleven were “non-accredited”. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

Under the Securities Act of 1933 , all sales of an issuers’ securities or by a shareholder, must either be made (i) pursuant to an effective registration statement filed with the SEC, or (ii) pursuant to an exemption from the registration requirements under the 1933 Act. Rule 144 under the 1933 Act sets forth conditions which, if satisfied, permit persons holding control securities (affiliated shareholders, i.e., officers, directors or holders of at least ten percent of the outstanding shares) or restricted securities (non-affiliated shareholders) to sell such securities publicly without registration. Rule 144 sets forth a holding period for restricted securities to establish that the holder did not purchase such securities with a view to distribute. Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between one and two years. The following is a summary of the provisions of Rule 144: (a) Rule 144 is available only if the issuer is current in its filings under the Securities an Exchange Act of 1934. Such filings include, but are not limited to, the issuer’s quarterly reports and annual reports; (b) Rule 144 allows resale of restricted and control securities after a one year hold period, subjected to certain volume limitations, and resales by non-affiliates holders without limitations after two years; ( c ) The sales of securities made under Rule 144 during any three-month period are limited to the greater of: (i) 1% of the outstanding common stock of the issuer; or (ii) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

If Wildomar becomes listed for trading on the OTC Electronic Bulletin Board the trading in our shares may be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a “penny stock.” The Securities and Exchange Commission Rule 15g-9 establishes the definition of a “penny stock”, for the purposes relevant to Wildomar, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Before you trade a penny stock your broker is required to tell you the offer and the bid on the stock, and the compensation the salesperson and the firm receive for the trade. The firm must also mail a monthly statement showing the market value of each penny stock held in you account. The effective result of this Rule 15g-9, is that if the share price is below $5.00 there will be less purchasers qualified by their brokers to purchase shares of Wildomar, and therefore a less liquid market for the securities.

On May 15, 2001, the board of directors authorized a forward stock split of 80 for 1 resulting in a total of 10,480,000 shares of common stock issued and outstanding.

EXHIBITS

Exhibit 1	Underwriting Agreement	None
Exhibit 2	Plan of acquisition, reorganization or liquidation	None
Exhibit 3(i)	Articles of Incorporation	Included Previously
Exhibit 3(ii)	Bylaws	Included Previously
Exhibit 4	Instruments defining the rights of holders	None
Exhibit 5	Opinion re: Legality	Included Previously
Exhibit 8	Opinion re: Tax Matters	None
Exhibit 9	Voting Trust Agreement	None
Exhibit 10(i)	License Agreement	Included Previously
Exhibit 10(ii)	Copyright Registration	Included Previously
Exhibit 11	Statement re: computation of per share earnings	See Financial Stmts.
Exhibit 13	Annual or Quarterly Reports	None
Exhibit 15	Letter on unaudited interim financial information	None
Exhibit 16	Letter on change of certifying accountant	None
Exhibit 21	Subsidiaries of the registrant	None
Exhibit 23	Consent of experts and counsel	Included
Exhibit 24	Power of Attorney	None
Exhibit 25	Statement of eligibility of trustee	None
Exhibit 26	Invitations for competitive bids	None

Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

1.	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

2.	Reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

3.	Include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or other controlling persons in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of North Hollywood, state of California, on October 15, 2001.

Wildomar, Inc.

/s/ Matthew Ramos By Matthew Ramos (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and dates stated.

/s/ Matthew Ramos	October 15, 2001

Matthew Ramos, President (Principal Executive Officer, Principal Financial Officer)	Date

/s/ Ryan Ramos	October 15, 2001

Ryan Ramos, Treasurer (Principal Accounting Officer)	Date